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                                                                       EXHIBIT 5

             [LETTERHEAD OF KEATING, MUETHING & KLEKAMP, P.L.L.]

MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: MWEISS@KMKLAW.COM

                                  July 30, 2003

Great American Financial Resources, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

         We have acted as counsel to Great American Financial Resources, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Corporation with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to 3,600,000 shares of Common Stock, $1.00 par value, of the Corporation (the "Common Stock"), and 3,600,000 transferable subscription rights to purchase Common Stock (the "Rights"). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the issuance of the Common Stock pursuant to the Agreement.

         Based solely on the examination detailed above, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act of 1933 and (ii) the Rights and Common Stock have been issued as described in the Registration Statement, such Rights and Common Stock will be duly issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and the prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the Rights and Common Stock and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Sincerely yours,

                                             KEATING, MUETHING & KLEKAMP, P.L.L.

                                             By:       Mark A. Weiss
                                                --------------------------------
                                                        Mark A. Weiss